Exhibit 99.1

Oakwood Mortgage Investors, Inc.  1999-D     Note:  This fiscal year-end series
Oakwood Acceptance Corp. - Servicer          report, reports information on the
Fiscal Year Ended Series Report              assets included in OMI Trust 1999-D
Reporting:              Fiscal Year 1999     as of the end of the prepayment
                                             period that began on September 1,
                                             1998 and ended on September 30,
                                             1999 and as of the end of the
                                             collection period that began on
                                             September 2, 1998 and ended on
                                             October 1, 1999. Accordingly, the
                                             information presented with regard
                                             to the collections made and losses
                                             incurred during such certificates
                                             reflects information as of the
                                             close of business on October 15,
                                             1999, which is the distribution
                                             date on which prepayment period and
                                             collection period were passed
                                             through to certificateholders



                   Scheduled Principal Balance of Contracts
 --------------------------------------------------------------------------------------
 Beginning                                                               Ending          Scheduled                   Scheduled
 Principal        Scheduled     Prepaid         Liquidated  Contracts    Principal       Gross         Servicing     Pass Thru
 Balance          Principal     Principal       Principal   Repurchased  Balance         Interest      Fee           Interest
 ---------------------------------------------------------------------------------------------------------------------------------


 302,250,407.75   (620,034.88) (9,856,670.13)    0.00        0.00        291,773,702.74  4,770,219.99  499,750.55    4,270,469.44
 =================================================================================================================================



                                       Amount
    Liquidation        Reserve         Available for        Limited            Total
    Proceeds           Fund Draw       Distribution         Guarantee          Distribution
 ---------------------------------------------------------------------------------------------


       0.00              0.00           15,246,925.00          0.00        15,246,925.00
 ==============================================================================================


              Certificate Account
 --------------------------------------------------------------------------------------------
   Beginning            Deposits                                  Investment   Ending
   Balance      Principal       Interest         Distributions    Interest     Balance
 --------------------------------------------------------------------------------------------
   0.00         8,942,123.21    3,862,861.19     (7,204,678.52)   1,448.82     5,601,754.70
 ============================================================================================



                          P&I Advances at Distribution Date
----------------------------------------------------------------------------------
   Beginning              Recovered            Current            Ending
    Balance               Advances             Advances           Balance
----------------------------------------------------------------------------------
      0.00                  0.00               622,042.33        622,042.33
==================================================================================


Oakwood Mortgage Investors, Inc.  1999-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:      Fiscal Year 1999


                    Gross Repossessions       Repo Properties Brought            Net Current Repos    Aggregate Repo Properties in
                                              Current by Borrower                                     Trust at Month-End
                 # Principal Balance        # Principal Balance                # Principal Balance    # Principal Balance
                --------------------------------------------------------------------------------------------------------------------
Aug-99             0              0.00       0                   0.00          0             0.00      0                       0.00
Sep-99             1         15,661.31       0                   0.00          1        15,661.31      1                  15,661.31
                --------------------------------------------------------------------------------------------------------------------

Total of month
end balance        1         15,661.31       0                   0.00          1        15,661.31      1                  15,661.31
                ====================================================================================================================
Average month
end balance        1          7,830.66       0                   0.00          1         7,830.66      1                   7,830.66
                ====================================================================================================================

Oakwood Mortgage Investors, Inc.  1999-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 1999

                                                               Delinquency Analysis

                                  31 to 59 days              60 to 89 days          90 days and Over      Total Delinq.
                       No. of    Principal                 Principal               Principal                     Principal
                       Loans     Balance            #      Balance            #    Balance            #          Balance
                       -------------------------------------------------------------------------------------------------------

                Aug-99   39      1,457,417.04        0              0.00     0          0.00          39         1,457,417.04
                Sep-99   90      3,524,924.96       11        357,264.13     0          0.00         101         3,882,189.09
                       -------------------------------------------------------------------------------------------------------
Total of month
end balance             129      4,982,342.00       11        357,264.13     0          0.00         140         5,339,606.13
                       =======================================================================================================
Average month
end balance              65      2,491,171.00        6        178,632.07     0          0.00          70         2,669,803.07
                       =======================================================================================================


Oakwood Mortgage Investors, Inc.  1999-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 1999

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

                                                                  Net                                Net      Current
Prepayment Liquidated Sales    Insur.  Total     Repossession  Liquidation Unrecov. FHA Insurance Pass Thru  Period Net  Cumulative
           Principal
Period     Balance    Proceeds Refunds Proceeds  Expenses      Proceeds    Advances    Coverage    Proceeds  Gain/(Loss) Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------

Aug-99       0.00     0.00     0.00    0.00      0.00           0.00       0.00         0.00         0.00       0.00
Sep-99       0.00     0.00     0.00    0.00      0.00           0.00       0.00         0.00         0.00       0.00
           =========================================================================================================================
Total        0.00     0.00     0.00    0.00      0.00           0.00       0.00         0.00         0.00       0.00          0.00
           =========================================================================================================================


Oakwood Mortgage Investors, Inc.  1999-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                             Fiscal Year 1999

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                    Original         Beginning            Beginning           Current      Accelerated
                Cert.             Certificate       Certificate       Principal Shortfall     Principal      Principal
                Class               Balances         Balances             Carry-Over        Distribution   Distribution
----------------------------------------------------------------------------------------------------------------------------
A-1                             226,687,000.00    226,687,000.00              0.00          10,476,705.01     470,568.48
A-1 Outstanding Writedown                                   0.00

M-1                              22,669,000.00     22,669,000.00              0.00              0.00           0.00
M-1 Outstanding Writedown                                   0.00

M-2                              13,601,000.00     13,601,000.00              0.00              0.00           0.00
M-2 Outstanding Writedown                                   0.00

B-1                              16,624,000.00     16,624,000.00              0.00              0.00           0.00
B-1 Outstanding Writedown                                   0.00

B-2                              16,624,000.00     16,624,000.00              0.00              0.00           0.00
B-2 Outstanding Writedown                                   0.00

Excess Asset Principal Balance    6,045,407.75      6,045,407.75              0.00              0.00         (470,568.48)
                                                 ---------------------------------------------------------------------------
                                                  302,250,407.75              0.00          10,476,705.01      0.00
                                                 ===========================================================================



   Ending Principal                         Ending                                Principal Paid
    Shortfall Carry-        Writedown     Certificate              Pool             Per $1,000
         Over               Amounts         Balances               Factor           Denomination
 ---------------------------------------------------------------------------------------------------
         0.00                 0.00        215,739,726.51             95.17075%             46.22
                              0.00                  0.00                  0.00              0.00

         0.00                 0.00         22,669,000.00            100.00000%              0.00
                              0.00                  0.00                  0.00              0.00

         0.00                 0.00         13,601,000.00            100.00000%              0.00
                              0.00                  0.00                  0.00              0.00

         0.00                 0.00         16,624,000.00            100.00000%              0.00
                              0.00                  0.00                  0.00              0.00

         0.00                 0.00         16,624,000.00            100.00000%              0.00
                              0.00                  0.00                  0.00              0.00

       (470,568.48)           0.00          6,515,976.23
 --------------------------------------------------------------------------------------------------
       (470,568.48)           0.00        291,773,702.74                  4.95
 ==================================================================================================

(1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.

Oakwood Mortgage Investors, Inc.  1999-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                         Fiscal Year 1999

CERTIFICATE INTEREST ANALYSIS


                                                Beginning Carry-  Current Priority                                  Ending Carry-
           Certificate      Pass-Through          Over Priority        Interest         Total           Interest           Over
              Class             Rate           Interest Balance      Accrual            Paid           Shortfall         Balance
                            -------------------------------------------------------------------------------------------------------
A-1                                7.84000%               0.00      2,929,138.98     2,929,138.98           0.00            0.00
A-1  Carryover Interest                0.00               0.00                               0.00           0.00            0.00
A-1  Writedown Interest                0.00               0.00                               0.00           0.00            0.00

M-1                                8.00000%               0.00        302,253.34       302,253.34           0.00            0.00
M-1  Carryover Interest                0.00               0.00                               0.00           0.00            0.00
M-1  Writedown Interest                0.00               0.00                               0.00           0.00            0.00

M-2                                9.19000%               0.00        193,655.57       193,655.57      14,666.41            0.00
M-2 Carryover Interest                 0.00               0.00                               0.00           0.00            0.00
M-2 Writedown Interest                 0.00               0.00                               0.00           0.00            0.00

B-1                                7.00000%               0.00        193,946.66       193,946.66           0.00            0.00
B-1  Carryover Interest                0.00               0.00                               0.00           0.00            0.00
B-1  Writedown Interest                0.00               0.00                               0.00           0.00            0.00

B-2                                6.00000%               0.00        166,240.00       166,240.00           0.00            0.00
B-2  Carryover Interest                0.00               0.00                               0.00           0.00            0.00
B-2  Writedown Interest                0.00               0.00                               0.00           0.00            0.00

X                                                         0.00        470,568.48             0.00     470,568.48      470,568.48

R                                                         0.00              0.00             0.00           0.00            0.00

Service Fee                        1.00000%               0.00        499,750.55       499,750.55 (1)       0.00            0.00
                                            -------------------------------------------------------------------------------------

                                                          0.00      4,755,553.58     4,284,985.10     485,234.89      470,568.48
                                            =====================================================================================


    Interest Paid
       Per $1,000         Cert.           TOTAL
      Denomination        Class       DISTRIBUTION
------------------------------------------------------

          12.92            A-1           13,876,412.47
           0.00
           0.00

          13.33            M-1              302,253.34
           0.00
           0.00

          14.24            M-2              208,321.98
           0.00
           0.00

          11.67            B-1              193,946.66
           0.00
           0.00

          10.00            B-2              166,240.00
           0.00
           0.00

                            X                     0.00

                            R                     0.00

                                            499,750.55
                                     ------------------

                                         15,246,925.00 (1)
                                     ==================


(1) Pursuant to the applicable pooling and servicing agreement, $499,750.55 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $14,747,174.45.